Exhibit 99.3

AGREEMENT

This AGREEMENT (the "Agreement") is entered into and effective as of October 20, 2010 by and among PETER D. CUREAU, an individual residing at 60 Esopus Drive, Clifton Park, New York 12065 (the "Executive"), CAPITAL BANK & TRUST COMPANY, a banking company organized and existing under the laws of the State of New York (the "Bank"), and FORT ORANGE FINANCIAL CORP., a corporation incorporated under the laws of the State of Delaware (the "Parent"). Bank and Parent both have their principal place of business at 1375 Washington Avenue, Albany, New York 12206 and are sometimes collectively referred to herein as the "Bank Parties".

R E C I T A L S

A. Executive has been employed as President and Chief Executive Officer of each of Bank and Parent pursuant to that certain Executive Employment Agreement, dated as of January 1, 2008, by and between Executive and Bank (the "Employment Agreement").

B. The Employment Agreement provides that its stated expiration date of December 31, 2010 will be automatically extended for an additional term unless the Executive notifies the Bank Parties or the Bank Parties notify the Executive that they have elected that the term of the Employment Agreement not be extended.

C. Pursuant to the Employment Agreement, the Boards of Directors of the Bank Parties (the "Boards") have notified the Executive that the Bank Parties have elected not to extend the term of the Employment Agreement.

D. Subsequent to the determination by the Boards not to extend the Employment Agreement, a director of the Parent was contacted by a representative of Chemung Financial Corporation ("CFC") and discussions ensued regarding the possible acquisition of the Parent by CFC.

E. On September 8, 2010, a nonbinding letter of intent (the "LOI") was entered into by CFC and the Parent.

F. If the acquisition contemplated in the LOI takes place, it will occur after the Employment Agreement and the Executive's employment has terminated.

G. The Employment Agreement has certain "Change in Control" provisions in it which would become ineffective at the termination of Executive's employment on December 31, 2010.

H. The Executive and the Bank Parties have agreed that should the Parent be acquired by CFC as outlined in the LOI, Executive will be afforded some of the "Change in Control" benefits provided for in the Employment Agreement.

NOW, THEREFORE in consideration of the above premises, mutual promises, covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. Termination of Employment; Service on Board of Directors.

(a) The parties acknowledge and agree that Executive's employment with Bank Parties shall terminate on December 31, 2010 (the "Separation Date"). Bank Parties acknowledge and agree that Executive shall continue to receive all payments, benefits, compensation and have all other rights as are contemplated under the Employment Agreement until and including the Separation Date.

(b) Unless removed pursuant to applicable by-laws, Executive shall continue to serve as a member of the board of directors of each of Bank Parties until the date that the closing of the acquisition of the Parent by CFC occurs (the "Closing Date").

2. Condition to Agreement.

The Executive and the Bank Parties agree that, except for the benefits payable pursuant to Sections 3(f) and 3(g) below, this Agreement and performance of the parties hereunder are expressly conditioned and contingent on the Parent being acquired by CFC and if said acquisition does not occur on or before June 30, 2011, this Agreement shall automatically terminate and Executive shall have no rights or claims hereunder.

3. Payments and Benefits.

Subject to the provisions of Section 7 of this Agreement relating to Sections 409A and 280G of the Internal Revenue Code of 1986, the Bank Parties shall pay to Executive the following:

(a) Severance Payment. Bank Parties shall pay to Executive $375,000.00 on the Closing Date, subject to the prior receipt by the Bank Parties and the Resulting Entity of an effective release from Executive, as described in Section 5 of this Agreement.

    Payment Associated with Insurance Claim Recovery. In the event that the Bank Parties obtain a settlement or other recovery payments in connection with an action (the "Action") pending in Supreme Court, Albany County titled Capital Bank & Trust Company v. Gulf Insurance Company, Index Number 3803-05 brought by the Bank to recover losses resulting from the criminal acts of a former employee, the Bank Parties shall make a lump sum payment to Executive as reflected on the table set forth below:

Recovery Amount (defined below)	Payment to Executive
Less than $1 million	10% of Recovery Amount
Between $1 million and $1.49 million	12.5% of Recovery Amount
$1.49 million or more	15% of Recovery Amount

The Recovery Amount shall be the gross amount recovered minus sums due pursuant to an agreement dated December 15, 2007 between the Bank and David G. Ashton III ("Ashton") (the "Ashton Agreement") pursuant to which Ashton acquired a portion of the Bank's claim.

The lump sum payment to be paid to Executive as contemplated in this Section 3(b) shall be made no later than thirty (30) days following receipt of the proceeds of the Action. The foregoing payment amount shall not be reduced by any compensation that the Executive may receive for other employment with another employer.

The Bank Parties shall have sole and absolute discretion as to every aspect of the pursuit of the Action, including, inter alia, the conduct of any settlement negotiations and any decision to accept less than the full amount claimed, except that the Bank Parties shall have no authority to change the terms of this Agreement with respect to this issue, except as may be required pursuant to the Ashton Agreement.

(c) Option Securities Held by Executive. Bank Parties acknowledge and agree that, notwithstanding anything to the contrary stated in agreements which set forth the terms and conditions associated with options to purchase the stock of Parent that have been issued to Executive (the "Executive Stock Options"):

(i) Vested Stock Options. With respect to those Executive Stock Options in which Executive is fully vested, Executive shall be entitled to exercise, and Parent shall honor and accept such exercise of, such stock options.

(ii) Unvested Stock Options. With respect to those Executive Stock Options in which Executive is not fully vested, the Executive shall become fully vested in all unvested Executive Stock Options on the Closing Date.

(iii) Restricted Stock Grants. Parent shall make a grant of stock (the "Stock Grant") of the Parent's common stock in an amount of shares equal to all prior unvested restricted stock grants made to Executive during his employment (the "Unvested Restricted Stock"). Bank Parties and Executive agree that the Stock Grant shall be made in full on the Closing Date.

(d) Removal of Restrictions. Subject to applicable law, the Parent shall, effective on the Closing Date, cause all restrictions to be removed from all stock of the Parent that is being held in Executive's name by the transfer agent or any other party. The Parent shall also provide any letters and opinions reasonably needed to present to any party to remove such restrictions.

(e) Exercise. The Executive shall be permitted at exercise to make a cashless exercise of all options and restricted stock granted to him heretofore and in this Agreement.

(f) Performance Bonus. The Executive shall, no later then thirty (30) days following the Separation Date, receive his 2010 performance bonus of Twenty Five Thousand Dollars ($25,000.00). This shall be shall be paid within thirty (30) days of the Separation Date irrespective of whether the Closing occurs or not.

(g) Expense Reimbursement. The Executive shall be reimbursed for separation expenses in the amount of Ten Thousand Dollars ($10,000.00). This shall be shall be paid within thirty (30) days of the Separation Date irrespective of whether the Closing occurs or not.

4. Release from Restrictive Covenants; Additional Releases.

(a) Bank Parties acknowledge and agree that on the Separation Date, Executive shall be released from, and shall not be obligated to comply with, the terms and conditions of Section 6.1 of the Employment Agreement. Further, each of Bank Parties waive any and all claims against Executive that may arise as a result of Executive's failure to comply with the terms of Section 6.1 of the Employment Agreement. It is expressly understood and agreed, however, that Executive shall adhere to all confidentiality obligations set forth in the Employment Agreement.

(b) Executive agrees that in consideration for the payments and other benefits he will receive under this Agreement, he shall hereby release the Bank Parties from all liability, in accordance with the provisions of subparagraphs (c), (d) and (e) below, and shall execute a similar release on the Separation Date and an additional release in favor of the entity resulting from any assimilation of the Parent into CFC (the "Resulting Entity"), without revocation thereof, no later than twenty-one days after the Closing Date and no payment or benefit hereunder shall be provided to Executive prior to the Bank Parties' or Resulting Entity's, as applicable, receipt of such release and the expiration of any period of revocation provided for in the release.

(c) Executive shall forever release for himself and his agents, representatives, attorneys, insurers, predecessors, successors and assigns (collectively, the "Executive Parties") from ANY AND ALL RIGHTS, CLAIMS, DEMANDS, CAUSES OF ACTION, OBLIGATIONS, DAMAGES, PENALTIES, FEES, COSTS, EXPENSES AND LIABILITIES OF ANY NATURE WHATSOEVER, WHICH THE EXECUTIVE HAS HAD OR MAY HAVE AGAINST the Bank PARTIES IN CONNECTION WITH ANY CAUSE OR MATTER WHATSOEVER, WHETHER KNOWN OR UNKNOWN TO THE PARTIES AS OF THE SEPARATION DATE AND INCLUDING WITHOUT LIMITATION, ALL MATTERS RELATING TO EXECUTIVE'S EMPLOYMENT AGREEMENT AND HIS EMPLOYMENT WITH BANK PARTIES AND THE TERMINATION OF SUCH EMPLOYMENT AND HIS SERVICE ON THE BOARD OF DIRECTORS OF BANK AND PARENT, SPECIFICALLY INCLUDING BUT NOT LIMITED TO ANY CLAIM ARISING PRIOR TO AND INCLUDING THE DATE THIS AGREEMENT IS EXECUTED UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT (ADEA) AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT (OWBPA) OR ANY CLAIM OF DISCRIMINATION IN EMPLOYMENT UNDER ANY OTHER FEDERAL, STATE OR LOCAL LAW OR ANY CLAIMS OR OBLIGATIONS ATTENDANT TO THE EMPLOYMENT AGREEMENT, EXCEPT FOR OBLIGATIONS OWED UNDER THIS AGREEMENT AND THOSE CONTINUING OBLIGATIONS UNDER THE EMPLOYMENT AGREEMENT THAT REMAIN IN PLACE UNTIL THE SEPARATION DATE.

(d) Waiver of Rights. Executive agrees that the consideration he is receiving under this Agreement to waive his rights or claims under ADEA and/or OWBPA is over and above anything of value to which he is already entitled under any agreement with the Bank Parties or the Resulting Entity under any applicable policy, plan or practice of the Bank Parties, the Resulting Entity or otherwise.

(e) Effective Date; Revocation. Executive hereby agrees and acknowledges that he has been advised by the Bank Parties to consult with an attorney prior to executing this Agreement and has been offered a period of at least twenty-one (21) days within which to consider the terms of this Agreement. For a period of seven (7) days following execution, Executive may revoke this Agreement and this Agreement shall not become effective or enforceable until the said revocation period has expired.

5. Public Statements; Disparaging Comments; References and Recommendations.

(a) Executive and Bank Parties will refrain from making any public statements or comments, whether orally, in writing or transmitted electronically, about, concerning, or in any way related to the other party that may, directly or indirectly, have a material adverse effect upon the other party's business, prospects, reputation, or goodwill. Notwithstanding the foregoing, these restrictions shall not apply to any information that the parties are required to disclose in connection with any legal or regulatory proceedings or the prospective acquisition of the Parent by CFC.

(b) Executive will refrain from making any disparaging comments, either directly or indirectly, about or in any way related to Bank and/or Parent, including without limitation their respective businesses or their respective business prospects, either publicly or privately; provided, however, that these restrictions shall not apply to any information that Executive is required to disclose in connection with any legal or regulatory proceedings.

6. Miscellaneous Provisions.

(a) Assignment. This Agreement shall not be assignable, in whole or in part, without the written consent of all parties hereto; provided, however, that the Bank Parties may assign this Agreement to any successor to all or substantially all of the assets of the Bank Parties, including but not limited to the Resulting Entity.

(b) Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

(c) Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

(d) Successors and Assigns. This Agreement shall extend to and be binding upon the Executive, his legal representatives, heirs and distributees and upon Bank and Parent and their respective successors and permitted assigns.

(e) Amendments. No amendment or modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

(f) Waiver. No term or condition of the Agreement shall be waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement, in writing, signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

(g) Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered modified to the extent necessary to become valid and enforceable or, if such modification is impracticable, deleted from this Agreement, and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

(h) Headings. The section headings of this Agreement are solely for the convenience of reference and shall not control the meaning or interpretation of any provisions in this Agreement.

(i) Notice. All notices required or permitted hereunder shall be in writing and may be personally delivered or mailed by registered or certified mail, postage prepaid or forwarded by any nationally recognized overnight courier service or transmitted by facsimile with a copy set first class mail, to such address as may be from time to time designated by the respective parties. Notice shall be effective upon receipt.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

(k) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7. Restrictions on Timing of Distributions; Modifications of Payments by Bank Parties and Resulting Entity.

(a) Notwithstanding any provision of this Agreement to the contrary, if Executive is considered a Specified Employee (as defined in Section 409A of the Code) at separation from service (as defined below) other than on account of death or disability, in accordance with Section 409A of the Code, all payments hereunder, other than those that are deemed "separation pay" under Treas. Reg. 1.409A-1(b)(9), that are made upon separation from service may not commence earlier than six (6) months after the date of separation from service. Therefore, in the event this provision is applicable to Executive, any distribution which would otherwise be paid to Executive within the first six months following separation from service shall be accumulated and paid to Executive in a lump sum on the first day of the seventh month following separation from service.

(b) With respect to the payment of all benefits under Section 3 of this Agreement (excepting payments under subparagraph (b) thereof), whether a separation from service takes place is determined based on the facts and circumstances surrounding the termination of Executive's employment and whether the Bank Parties or the Resulting Entity, as the case may be, intended for Executive to provide significant services to either the Bank Parties or the Resulting Entity following such termination of employment. A change in the Executive's employment status will not be considered a separation from service if:

(i) Executive continues to provide services as an employee of either the Bank Parties or the Resulting Entity at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar year of employment and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment, or.

(ii) Executive continues to provide services to the Bank Parties or the Resulting Entity in a capacity other than as an employee of the Bank Parties or the Resulting Entity at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment, and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment.

(c) In the event that any payments or benefits (excluding payments that may be made pursuant to Section 3(b) of this Agreement) received or to be received by Executive (the "Total Payments") in connection with a Change in Control or Executive's separation from service with the Bank Parties or the Resulting Entity (whether or not such payments or benefits are provided pursuant to the terms of this Agreement, or any other plan, arrangement or agreement with the Bank Parties or the Resulting Entity) are "parachute payments" within the meaning of Section 280G of the Code and subject to the excise tax imposed by Section 4999 of the Code, then the benefit or payment shall be adjusted by an amount, such that the Total Payments do not exceed 2.99 of the "base amount" as defined in Section 280G(b)(3) of the Code (the "Payment Cap"). Executive hereby acknowledges and agrees that for purposes of this subparagraph (c) the Total Payments shall be treated as parachute payments within the meaning of Section 280G of the Code, and all parachute payments in excess of the base amount shall be treated as subject to the excise tax, and thus subject to modification up to the Payment Cap, unless, and except to the extent that, in the good faith judgment of the Resulting Entity, there is a reasonable basis to conclude that any amount or benefit paid or distributed to the Executive by the Bank Parties and/or the Resulting Entity, or under any other plan, arrangement, or agreement, either do not constitute parachute payments or represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the portion of the base amount allocable to such Total Payments, or such parachute payments are otherwise not subject to the excise tax.

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IN WITNESS WHEREOF, this Agreement has been duly authorized, approved, executed and delivered by the undersigned as of the date and year first written above.

EXECUTIVE:

/s/Peter D. Cureau

Peter D. Cureau

BANK:

CAPITAL BANK & TRUST

COMPANY

By: /s/Eugene M. Sneeringer, Jr.

Name: Eugene M. Sneeringer, Jr.

Title: Chairman of the Board

PARENT:

FORT ORANGE FINANCIAL CORP.

By: /s/Eugene M. Sneeringer, Jr.

Name: Eugene M. Sneeringer, Jr.

Title: Chairman of the Board